Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations

(978) 326-4058

investorrelations@analogic.com

Analogic Announces Financial Results for the Second Quarter Ended

January 31, 2014 and Declares Quarterly Cash Dividend

Medical Imaging recovery and strong revenue growth in both Security and direct Ultrasound drive substantial gross margin improvement; management reduces fiscal 2014 outlook on market headwinds

PEABODY, Mass. (March 6, 2014) – Analogic Corporation (Nasdaq:ALOG), enabling the world’s medical imaging and aviation security technology, today announced results for its second quarter ended January 31, 2014.

Highlights during the second quarter (comparisons are against Q2 of fiscal 2013) included:

•	Revenue of $141.4 million, up 2%

•	Gross margin of 43%, up 3 points

•	GAAP operating margin of 9%; Non-GAAP operating margin of 13.5%

•	GAAP diluted EPS of $1.53, includes non-recurring tax benefits of $8.8 million, or $0.69 per diluted share

•	Non-GAAP diluted EPS of $1.17

•	Positive operating cash flow of $14.5 million

•	510(k) application filed with FDA for new handheld ultrasound device for vascular access

Revenue for the second quarter of fiscal 2014 was $141.4 million, an increase of 2% compared with revenue of $138.6 million in the second quarter of fiscal 2013. GAAP net income for the second quarter of fiscal 2014 was $19.3 million, or $1.53 per diluted share, compared with net income of $9.8 million, or $0.78 per diluted share, in the second quarter of fiscal 2013. Included in our GAAP net income for the second quarter of fiscal 2014 were discrete net tax benefits of $8.8 million, or $0.69 per diluted share, primarily associated with a reduction in taxes expected to be payable in the future associated with our Canadian operations.

Non-GAAP net income for the second quarter was $14.8 million, or $1.17 per diluted share, compared with $13.2 million, or $1.05 per diluted share, in the prior year’s second quarter. Our non-GAAP results do not include the tax benefit noted above. A reconciliation of GAAP to non-GAAP results is included as an attachment to this press release.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

For the first six months of fiscal 2014, revenue totaled $251.5 million, down 3% from the same period in the prior year. Year-to-date GAAP net income was $15.5 million, or $1.23 per diluted share, compared with $14.2 million, or $1.13 per diluted share, from the same period last year. Year-to-date non-GAAP net income was $15.6 million, or $1.23 per diluted share, compared with $19.9 million, or $1.58 per diluted share, in the same period last year.

Jim Green, president and CEO, commented, “Our second quarter results demonstrated solid product revenue and gross margin expansion, partially offset by reduced engineering revenue and discontinuation of legacy products as we discussed last quarter. Our improved gross margins, which reflect the shift toward our high margin direct ultrasound business and our ongoing focus on efficiency, contributed nicely to our bottom line.”

Green continued, “With underlying product revenue growth and exciting new products launching, we remain bullish on our long term profitable growth trajectory. However, in this year, while our medical imaging business recovered from a difficult first quarter and with the headwinds in our markets, we now expect fiscal 2014 total revenue and operating margin to be roughly flat with fiscal 2013.”

Segment Revenues

Revenue from our Medical Imaging segment was $79.6 million for the second quarter of fiscal 2014, down 1% from revenue of $80.7 million in the same period of fiscal 2013. Medical Imaging revenues were slightly lower this quarter as higher product revenue in CT, MRI and Mammography was offset by the exiting of a non-strategic product line and lower customer funded engineering. Year-to-date, Medical Imaging revenue was $139.8 million, down 11% from the prior year.

Our Ultrasound segment revenue was $40.1 million for the second quarter of fiscal 2014, roughly flat from revenue of $40.5 million in the same period of fiscal 2013. Strong sales growth in our direct sales channel was offset during the quarter by lower OEM transducer sales. Year-to-date, Ultrasound revenue was $74.8 million, up 4% from the prior year.

Security Technology segment revenue was $21.7 million for the second quarter of fiscal 2014, up 25% from revenue of $17.4 million in the same period of fiscal 2013. Security revenues were up during the quarter due primarily to strong shipments of medium-speed and high-speed threat detection systems. Year-to-date, Security Technology revenue was $36.9 million, up 25% from the prior year.

Quarterly Cash Dividend

Analogic’s Board of Directors, on March 4, 2014, declared a $0.10 cash dividend for each common share for its second fiscal quarter ended January 31, 2014. The cash dividend will be payable on April 1, 2014, to shareholders of record on March 18, 2014.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

Use of Non-GAAP Financial Measures

This document includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, limited number of customers, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, acquisition related risks, and other factors discussed in our most recent quarterly and annual reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Thursday, March 6, at 5:00 p.m. (ET) to discuss the second quarter results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and, just prior to the call, presentation materials related to the quarterly financial information will be posted on the Company’s website at http://investor.analogic.com/.

The call will also be available via webcast in listen-only mode. To listen to the webcast, visit investor.analogic.com approximately five to ten minutes before the conference is scheduled to begin. A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) April 11, 2014. To access the digital replay, dial 1-877-919-4059 or 1-334-323-0140 for international callers. The passcode is 83477396.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) April 11, 2014.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com.

About Analogic

Analogic (Nasdaq:ALOG) provides leading-edge healthcare and security technology solutions to advance the practice of medicine and save lives. We are recognized around the world for advanced imaging systems and technology that enable computed tomography (CT), ultrasound, digital mammography, and magnetic resonance imaging (MRI), as well as automated threat detection for aviation security. Our CT, MRI, digital mammography, and ultrasound transducer products are sold to original equipment manufacturers (OEMs), providing state-of-the-art capability and enabling them to enter new markets and expand their existing market presence. Our market-leading BK Medical and Ultrasonix branded ultrasound systems, used in procedure-driven markets such as urology, surgery, and point-of-care, are sold to clinical end users through our direct sales force. For over 40 years we’ve enabled customers to thrive, improving the health and enhancing the safety of people around the world. Analogic is headquartered just north of Boston, Massachusetts. For more information, visit www.analogic.com.

Analogic is a registered trademark of Analogic Corporation.

The globe logo is a trademark of Analogic Corporation.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013

Net revenue:
Product	$139,471	$132,763	$247,925	$245,310
Engineering	1,966	5,791	3,594	13,111

Total net revenue	141,437	138,554	251,519	258,421

Cost of sales:
Product	78,767	77,340	144,393	146,014
Engineering	1,586	5,815	3,106	11,922

Total cost of sales	80,353	83,155	147,499	157,936

Gross profit	61,084	55,399	104,020	100,485

Operating expenses:
Research and product development	20,026	16,123	38,880	30,197
Selling and marketing	14,695	11,867	29,265	23,522
General and administrative	12,944	13,606	27,860	25,528
Restructuring	335	—	296	—

Total operating expenses	48,000	41,596	96,301	79,247

Income from operations	13,084	13,803	7,719	21,238
Other expense, net	(357)	(402)	(778)	(1,308)

Income before income taxes	12,727	13,401	6,941	19,930
(Benefit from) provision for income taxes	(6,587)	3,592	(8,598)	5,740

Net income	$19,314	$9,809	$15,539	$14,190

Net income per share
Basic	$1.56	$0.80	$1.25	$1.15
Diluted	$1.53	$0.78	$1.23	$1.13

Dividends declared and paid per share	$0.10	$0.10	$0.20	$0.20

Weighted-average shares outstanding:
Basic	12,417	12,294	12,430	12,304
Diluted	12,656	12,581	12,684	12,574

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)
	January 31, 2014	July 31, 2013
Assets:
Cash and cash equivalents	$111,027	$113,033
Accounts receivable, net	94,115	113,150
Inventory	112,936	116,280
Other current assets	25,238	17,950

Total current assets	343,316	360,413
Property, plant, and equipment, net	111,800	110,983
Intangible assets and goodwill, net	118,320	105,598
Other non-current assets	13,484	10,790

Total Assets	$586,920	$587,784

Liabilities and Stockholders’ Equity:
Accounts payable	$32,210	$32,138
Accrued liabilities	30,406	42,191
Other current liabilities	12,624	16,565

Total current liabilities	75,240	90,894
Long-term liabilities	11,345	10,494
Stockholders’ equity	500,335	486,396

Total Liabilities and Stockholders’ Equity	$586,920	$587,784

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide non-GAAP income from operations, operating margin, other income, net income, and diluted net income per share as supplemental measures to reported results regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the reported presentation of cost of sales, research and development, selling and marketing, and general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period. In addition, fluctuations in market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards impact the expense period to period. A portion of our equity compensation is performance-based, which drives volatility in expense as estimated performance-based metrics are updated for actual and forecasted results. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose non-GAAP financial measures that exclude share-based compensation.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

BK Medical Distributor Matter Inquiry-Related Costs

As initially disclosed in our annual report on Form 10-K for the fiscal year ended July 31, 2011, we have identified transactions involving our Danish subsidiary, BK Medical, and certain of its foreign distributors, with respect to which we have raised questions concerning compliance with law and our business policies. We have concluded that the identified transactions have been properly accounted for in our reported consolidated financial statements in all material respects. During the three and six months ended January 31, 2014 we incurred $0.6 million and $0.9 million of pre-tax inquiry-related costs, respectively. We incurred $0.3 million and $0.4 million of pre-tax inquiry-related costs during the three and six months ended January 31, 2013, respectively.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions. The intangible assets are valued at the time of acquisition and are amortized over their estimated economic life. We believe the exclusion of these acquisition related expenses allow comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses. On March 2, 2013, we acquired Ultrasonix Medical Corporation and on September 20, 2013 we acquired the remaining 90% equity interest in PocketSonics, Inc. We initially purchased a 10% equity interest in PocketSonics in April 2010. During the three and six months ended January 31, 2014, we incurred pre-tax acquisition-related expenses associated with the Ultrasonix and PocketSonics acquisitions of $1.2 million and $3.5 million, respectively. The remainder relates to prior acquisitions.

Restructuring Charges

During our first half of fiscal year 2014, we continued the process of consolidating manufacturing and certain support activities currently conducted at our Ultrasonix facility in Vancouver, Canada with operations at our existing facilities, which we refer to as the Vancouver manufacturing consolidation, which began in fiscal 2013. In addition, we have undertaken other restructuring activities to further streamline our business and realize synergies, including the consolidation of our ultrasound transducer operation in Englewood, Colorado, into our other existing operations, and other efforts to further optimize our global operational footprint. Total pre-tax restructuring charges for both three and six months ended January 31, 2014 amounted to $0.3 million.

Taxes

For purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share, we adjust the (benefit from) provision for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax (benefit) provision. In addition, from time-to-time, we recognize certain non-recurring tax adjustments.

During the three months ended January 31, 2014, we excluded from our non-GAAP results $8.8 million in discrete net tax benefits primarily associated with a reduction in taxes expected to be payable in the future associated with our Canadian operations. These benefits were excluded from our non-GAAP results as the significant benefit recorded in the second quarter of fiscal year 2014 was non-recurring and management believes not helpful in evaluating short-term and longer-term trends in our operations.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

Summary

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The following table reconciles the non-GAAP financial measures to their most directly comparable GAAP financial measures.

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	January 31, 2014	January 31, 2013	January 31, 2014	January 31, 2013

GAAP Income From Operations	$13,084	$13,803	$7,719	$21,238
Share-based compensation expense	3,104	3,310	5,839	5,954
BK distributor matter inquiry related costs	580	330	911	405
Restructuring	335	—	296	—
Acquisition-related expenses	1,974	1,428	4,526	2,169

Non-GAAP Income From Operations	$19,077	$18,871	$19,291	$29,766

Percentage of Total Net Revenue	13.5%	13.6%	7.7%	11.5%

GAAP Other Expense, net	$(357)	$(402)	$(778)	$(1,308)
Acquisition related loss	—	—	484	—

Non-GAAP Other Expense, net	$(357)	$(402)	$(294)	$(1,308)

Percentage of Total Net Revenue	-0.3%	-0.3%	-0.1%	-0.5%

GAAP Net Income	$19,314	$9,809	$15,539	$14,190
Share-based compensation expense	2,110	2,216	3,962	4,037
BK distributor matter inquiry related costs	336	212	581	261
Restructuring	222	—	197	—
Acquisition related revenues, expenses and loss	1,594	921	4,116	1,399
Tax benefit	(8,764)	—	(8,764)	—

Non-GAAP Net Income	$14,812	$13,158	$15,631	$19,887

Percentage of Total Net Revenue	10.5%	9.5%	6.2%	7.7%

GAAP Diluted Net Income Per Share	$1.53	$0.78	$1.23	$1.13
Effect of non-GAAP adjustments	(0.36)	0.27	—	0.45

Non-GAAP Diluted Net Income Per Share	$1.17	$1.05	$1.23	$1.58

Analogic Corporation        8 Centennial Drive, Peabody, MA 01960        978-326-4000        www.analogic.com